EXHIBIT 99.2

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following unaudited pro forma condensed consolidated financial statements of Summit Midstream Partners, LP (including its subsidiaries, collectively “SMLP” or the “Partnership”) are presented to illustrate the effect to the Partnership’s historical financial position and operating results of (i) the sale of all of the equity interests in Summit Midstream Permian, LLC (“Summit Permian”) (the “Permian Sale”) and (ii) the assumption of the Partnership’s take-or-pay firm capacity on the Double E Pipeline by a subsidiary of Matador Resources Company. On June 30, 2022, the Partnership closed on the Permian Sale and received approximately $75.7 million, which is net of cash acquired and includes certain working capital adjustments.
The Permian Sale constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Partnership prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X. This divestiture does not qualify as a discontinued operation as it does not represent a strategic shift that will have a major effect on SMLP’s operations or financial results.
The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 has been prepared to give effect to the divestiture as if it had occurred on March 31, 2022. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and for the three months ended March 31, 2022 have been prepared to give effect to the divestiture as if it had occurred on January 1, 2021.
The unaudited pro forma condensed consolidated balance sheet and statements of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had the divestiture taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited condensed consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Partnership at the time these unaudited pro forma condensed consolidated financial statements were prepared. The Partnership believes its current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements only include adjustments related to the Permian Sale.
This pro forma information is based on the historical consolidated financial statements of SMLP and should be read in conjunction with the condensed consolidated financial statements and accompanying footnotes included in the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and the consolidated financial statements and accompanying footnotes in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission on May 5, 2022 and February 28, 2022, respectively.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
As of March 31, 2022

(In thousands, except unit amounts)	Historical	Pro forma Adjustments		Pro forma Combined
ASSETS
Cash and cash equivalents	$8,559	$(420)	(b)	$8,139
Restricted cash	3,921	—		3,921
Accounts receivable	59,209	(4,727)	(b)	54,482
Other current assets	4,771	(87)	(b)	4,684
Total current assets	76,460	(5,234)		71,226
Property, plant and equipment, net	1,706,146	(155,287)	(b)	1,550,859
Intangible assets, net	167,649	(4,286)	(b)	163,363
Investment in equity method investees	525,387	—		525,387
Other noncurrent assets	19,138	(25)	(b)	19,113
TOTAL ASSETS	$2,494,780	$(164,832)		$2,329,948

LIABILITIES AND CAPITAL
Trade accounts payable	$13,546	$(703)	(b)	$12,843
Accrued expenses	15,859	(3,507)	(b) (c)	12,352
Deferred revenue	9,999	(12)	(b)	9,987
Ad valorem taxes payable	2,847	(230)	(b)	2,617
Accrued compensation and employee benefits	6,040	(110)	(b)	5,930
Accrued interest	31,359	—		31,359
Accrued environmental remediation	2,340	—		2,340
Current portion of long-term debt	6,072	—		6,072
Other current liabilities	6,559	(4)	(b)	6,555
Total current liabilities	94,621	(4,566)		90,055
Long-term debt, net	1,315,495	(75,675)	(a)	1,239,820
Noncurrent deferred revenue	41,575	(104)	(b)	41,471
Noncurrent accrued environmental remediation	2,362	—		2,362
Other noncurrent liabilities	31,568	—		31,568
Total liabilities	1,485,621	(80,345)		1,405,276
Commitments and contingencies

Mezzanine Capital
Subsidiary Series A Preferred Units (93,039 issued and outstanding at March 31, 2022)	112,038	—		112,038

Partners’ Capital
Series A Preferred Units (65,508 units issued and outstanding at March 31, 2022)	79,402	—		79,402
Common limited partner capital (10,165,980 units issued and outstanding at March 31, 2022)	817,719	(84,487)	(b)	733,232
Total partners’ capital	897,121	(84,487)		812,634
TOTAL LIABILITIES AND CAPITAL	$2,494,780	$(164,832)		$2,329,948

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the Three Months Ended March 31, 2022

(In thousands, except per-unit amounts)	Historical	Pro forma Adjustments		Pro forma Combined
Revenues:
Gathering services and related fees	$64,020	$(1,847)	(d)	$62,173
Natural gas, NGLs and condensate sales	22,458	(7,039)	(d) (f)	15,419
Other revenues	9,648	(126)	(d)	9,522
Total revenues	96,126	(9,012)		87,114
Costs and expenses:
Cost of natural gas and NGLs	22,251	(7,722)	(d) (f)	14,529
Operation and maintenance	17,062	(1,304)	(d)	15,758
General and administrative	12,960	(248)	(d)	12,712
Depreciation and amortization	30,445	(1,497)	(d)	28,948
Transaction costs	246	—		246
Loss on asset sales, net	3	—		3
Long-lived asset impairments	14	—		14
Total costs and expenses	82,981	(10,771)		72,210
Gain on interest rate swaps	7,028	—		7,028
Interest expense	(24,163)	718	(e)	(23,445)
Income (loss) before income taxes and equity method investment income	(3,990)	2,477		(1,513)
Income tax expense	(50)	—		(50)
Income from equity method investees	4,035	—		4,035
Net income (loss)	$(5)	$2,477		$2,472
Net income attributable to Subsidiary Series A Preferred Units	(5,713)			(5,713)
Net (income) loss attributable to Summit Midstream Partners, LP	$(5,718)	$2,477		$(3,241)
Less: net income attributable to Series A Preferred Units	(2,220)	—		(2,220)
Add: deemed contribution from Preferred Exchange Offer	20,974	—		20,974
Net income attributable to common limited partners	$13,036	$2,477		$15,513
Net income per limited partner unit:
Common unit – basic	$1.35			$1.60
Common unit – diluted	$1.32			$1.57

Weighted-average limited partner units outstanding:
Common units – basic	9,670			9,670
Common units – diluted	9,892			9,892

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the Year Ended December 31, 2021

(In thousands, except per-unit amounts)	Historical	Pro forma Adjustments		Pro forma Combined
Revenues:
Gathering services and related fees	$281,705	$(8,229)	(d)	$273,476
Natural gas, NGLs and condensate sales	82,768	(28,767)	(d) (f)	54,001
Other revenues	36,145	(481)	(d)	35,664
Total revenues	400,618	(37,477)		363,141
Costs and expenses:
Cost of natural gas and NGLs	81,969	(30,163)	(d) (f)	51,806
Operation and maintenance	74,178	(5,585)	(d)	68,593
General and administrative	58,166	(478)	(d)	57,688
Depreciation and amortization	119,076	(5,858)	(d)	113,218
Transaction costs	1,677	185	(g)	1,862
Gain on asset sales, net	(369)	—		(369)
Long-lived asset impairments	10,151	(595)	(d)	9,556
Total costs and expenses	344,848	(42,494)		302,354
Other expense, net	(613)	—		(613)
Loss on ECP Warrants	(13,634)	—		(13,634)
Interest expense	(66,156)	2,564	(e)	(63,592)
Loss on early extinguishment of debt	(3,523)	—		(3,523)
Income (loss) before income taxes and equity method investment income	(28,156)	7,581		(20,575)
Income tax (expense) benefit	327	—		327
Income from equity method investees	7,880	—		7,880
Net income (loss)	$(19,949)	$7,581		$(12,368)
Net income attributable to Subsidiary Series A Preferred Units	(16,667)	—		(16,667)
Net income attributable to Summit Midstream Partners, LP	$(36,616)	$7,581		$(29,035)
Less: net income attributable to Series A Preferred Units	(15,998)	—		(15,998)
Add: deemed contribution from Preferred Exchange Offer	8,326	—		8,326
Net income (loss) attributable to common limited partners	$(44,288)	$7,581		$(36,707)
Net loss per limited partner unit:
Common unit – basic	$(6.57)			$(5.45)
Common unit – diluted	$(6.57)			$(5.45)

Weighted-average limited partner units outstanding:
Common units – basic	6,741			6,741
Common units – diluted	6,741			6,741

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. BASIS OF PRESENTATION
The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Permian Sale as if the transaction had occurred on March 31, 2022 for the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2021 for the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022. The unaudited pro forma adjustments related to the Permian Sale are based on available information and assumptions that management believes are (1) directly attributable to the transaction; (2) factually supportable and (3) with respect to the unaudited condensed consolidated statements of operations, expected to have a continuing impact on consolidated operating results.
2. PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated statements reflect the following adjustments:
Balance Sheet
“Historical” - represents the historical unaudited condensed consolidated balance sheet of Summit Midstream Partners as of March 31, 2022.
(a) To adjust for the proceeds associated with the divestiture.
(b) To remove the Partnership’s midstream gathering assets and liabilities associated with the Permian Sale. The following is a summarization of the application of net proceeds and estimated loss on the divestiture:

(in thousands)
Estimated net cash proceeds	$75,675
Cash on hand	(420)
Accounts receivable	(4,727)
Other current assets	(87)
Property, plant and equipment, net	(155,287)
Intangible assets	(4,286)
Other noncurrent assets	(25)
Trade accounts payable, accrued expenses and other	4,554
Deferred revenues	116
Estimated loss on Permian Sale	$(84,487)
(c) To adjust for unrecognized transaction costs associated with the Permian Sale.
Income Statement
“Historical” - represents the historical consolidated statements of operations Summit Midstream Partners for the three months ended March 31, 2022 and for the year ended December 31, 2021.
(d) Adjustments are to eliminate revenues and costs of the Partnership’s midstream gathering operations associated with the Permian Sale from the Partnership’s consolidated operations.
(e) Interest expense is adjusted to show the impact of an approximate $75.7 million reduction to the Partnership’s asset-based revolving credit facility.
(f) Includes the impact of the termination of certain sales agreements as well as the assumption of the Partnership’s take-or-pay firm capacity on the Double E Pipeline, by a subsidiary of Matador Resources Company, for the year ended December 31, 2021 and for the three months ended March 31, 2022. The Partnership’s Contractual Obligation Table, included in Part II of its Form 10-K for the fiscal year ended December 31, 2021, disclosed Double E take-or-pay firm capacity obligations of $2.6 million, $2.6 million, $2.7 million, $3.3 million, and $3.3 million for the fiscal years ended December 31, 2022, 2023, 2024, 2025, and 2026, respectively.
(g) To adjust for unrecognized transaction costs associated with the Permian Sale.